                                                                    Exhibit 10.1

                             AMENDMENT TWO TO LEASE

     THIS AMENDMENT TWO TO LEASE ("Amendment Two") is made as of the 1st day of September, 2006, by and between University Research Park, Inc., a Wisconsin non-stock corporation (hereinafter referred to as "URP" or "Landlord"), as successor by merger to University Research Park Facilities Corp. (hereinafter referred to as "URPFC") and Third Wave Technologies, Inc., a Delaware corporation (hereinafter referred to as "Tenant").

                                    RECITALS

     A. On September 1, 2001, URPFC entered into an Amended and Restated Lease Agreement (the "Lease Agreement") with Tenant for approximately 94,726 square feet of space in a building located at 502 South Rosa Road, Madison, Wisconsin 53711 (the "Leased Premises").

     B. Effective December 31, 2001, URPFC and URP merged, with URP as the surviving corporation and successor to all of URPFC's rights and obligations, including as Landlord under the Lease Agreement.

     C. Effective September 1, 2001, Landlord and Tenant executed Amendment One to Lease ("Amendment One"), which modified some of Tenant's obligations.

     D. Landlord and Tenant wish to modify certain provisions of the Lease Agreement.

     NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each party, the following amendments to the Lease Agreement are hereby agreed to, effective September 1, 2006 (the "Effective Date").

1. The second sentence of Section 1.2 of the Lease is deleted in its entirety and restated as follows:

     The term for the Existing Building as depicted on Exhibit B of the Lease Agreement shall end at midnight on September 30, 2011. The term for the New Building Addition as depicted on Exhibit B of the Lease Agreement shall end at midnight on September 30, 2014.

2.   Section 1.3 of the Lease is deleted in its entirety.

3. The first and third paragraphs of Section 1.5 of the Lease Agreement, as amended by Amendment One, are deleted in their entirety and restated as follows:

     SECTION 1.5 SECURITY DEPOSIT. Tenant shall maintain with Landlord a security deposit in the form of a cash (or equivalent) deposit or acceptable letter of credit, in the amount of $1,000,000.00.
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This security shall secure all of the Tenant's obligations under this Lease
Agreement or arising in the event of the Tenant's default.

     The letter of credit shall be issued by a bank organized under the laws of the U.S. or any state thereof, with capital and undivided surplus of no less than $100,000,000.00 and a rating by Moody's of its unsecured debt securities of no less than A, and shall have an initial term through August 31, 2007.

4. Section 2.1 of the Lease Agreement is deleted in its entirety and restated as follows:

     SECTION 2.1 EASE RENT. Tenant shall pay to Landlord at its office in Madison, Wisconsin, or such other place as Landlord may designate in writing, and without any deduction or offset whatsoever, as base rent, the amounts on or in advance of the first day of each calendar month as shown on the rent schedule attached hereto as Exhibit C.

     The September 2006 Addition Improvement rent balance of $1,905,502 is reduced to $1,000,000.00 and shall be paid in four equal installments of $250,000.00 on the 1st day of January, April, July, and October, 2007, as indicated on Exhibit C ("Improvement Installments"). The Improvement Installments are in addition to all other rent due.

Exhibit C of the Lease Agreement, as restated by Amendment One, is deleted in its entirety and restated as Exhibit C in the form attached hereto.

5. Section 4.3 of the Lease Agreement is deleted in its entirety and restated as follows:

     SECTION 4.3 ASSIGNMENT OR SUBLETTING. Tenant agrees not to sell, assign, mortgage, pledge or in any manner transfer this Lease or any estate or interest thereunder and not to sublet the Leased Premises or any part or parts thereof without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld. Consent by Landlord to one assignment of this Lease or to one licensing or subletting of the Leased Premises shall not be a waiver of Landlord's rights hereunder as to subsequent assignment or subletting. Landlord's rights to assign this Lease are and shall remain unqualified. For any assignment or sublease of 20,000 square feet or more in a single or series of related transactions or at any time Tenant shall be in default under this Lease, Landlord shall have the option to elect to enter into a new lease, directly with the proposed assignee or subtenant, on the same terms and conditions as the proposed sublease or assignment.

6. Section 10.2 of the Lease Agreement is deleted in its entirety and restated as follows:

     SECTION 10.2 SALE OF LANDLORD'S INTEREST. Upon any sale, transfer or conveyance, Landlord shall cease to be liable under any covenant, condition or obligation imposed upon it by this Lease, or any of the terms and provisions thereof, provided, however, that any such sale, transfer or conveyance shall be subject to this Lease and that all of the Landlord's covenants and obligations contained herein shall be binding upon the subsequent owner or owners thereof; and provided further that such transferee from Landlord shall in writing assume the obligations of Landlord hereunder.
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7.   This Amendment Two shall not be effective until Tenant establishes the security deposit provided for in section 1.5, as amended. If the security deposit is not established on or before September 1, 2006, this amendment shall be void and of no effect.

8. All other terms and conditions of the Lease Agreement shall remain unchanged, and are hereby ratified and confirmed.

LANDLORD:                               UNIVERSITY RESEARCH PARK, INCORPORATED


                                        By: /s/ Mark D. Bugher
                                            ------------------------------------
                                            Mark D. Bugher, Assistant
                                            Secretary/Treasurer

                                        Date: September 5, 2006


TENANT:                                 THIRD WAVE TECHNOLOGIES, INC.


                                        By: /s/ Kevin T. Conroy
                                            ------------------------------------
                                        Printed Name: Kevin T. Conroy
                                        Its: President & Chief Executive Officer